UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2022 (May 6, 2022)
PDC Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2022, PDC Energy, Inc. (the “Company”) reported entering into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Great Western Petroleum, LLC (“Great Western”), the current members of Great Western (“Sellers”), and EIG Dunedin Equity Aggregator, L.P., a Seller, as seller representative. Pursuant to the Purchase Agreement, Sellers agreed to sell all of the issued and outstanding equity ownership interests of Great Western (the “Great Western Interests”) to the Company (the “Transaction”).

On May 6, 2022, the Transaction was consummated and Sellers sold all of the Great Western Interests to the Company. The consideration for the Great Western Interests consisted of $542,500,000 in cash and 4,007,018 shares of the Company’s common stock (the “Shares”). A portion of the cash consideration was placed into escrow and is subject to certain post-closing adjustments. The Company borrowed $950 million under its revolving credit facility to finance the Transaction, including the payments made in respect of Great Western’s indebtedness as described below.

In connection with the closing of the Transaction, (i) Great Western terminated all commitments and repaid all amounts outstanding under its Third Amended and Restated Credit Agreement between Great Western, MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.), as administrative agent, and the lenders party thereto and (ii) Great Western irrevocably deposited in trust an amount sufficient to pay and discharge on May 20, 2022 Great Western’s 12.000% Senior Secured Second Lien Notes due September 1, 2025 (the “Notes”) in accordance with the notice of conditional redemption previously given by the trustee to the holders of the Notes.

As contemplated by the Purchase Agreement, at the closing of the Transaction, the Company entered into a Registration Rights Agreement with the Sellers. The Registration Rights Agreement includes customary registration rights provisions, including an obligation of the Company within five business days following the date of the agreement to file a registration statement, or a prospectus supplement to an existing registration statement, with the SEC providing for the registration and resale, on a continuous or delayed basis, of all of the Shares. The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement attached hereto as Exhibit 10.1.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet     Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On May 6, 2022, the Company issued a press release announcing the closing of the Transaction. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Outlined below are the hedge positions of Great Western, which the Company will assume as a result of the Transaction.

	Collars			Fixed-Price Swaps
Commodity/ Index/ Maturity Period	Quantity (Crude oil - MBbls Natural Gas - BBtu)	WeightedAverage Contract Price		Quantity (Crude Oil - MBbls Gas and Basis - BBtu)	Weighted Average Contract Price
		Floors	Ceilings
Crude Oil
NYMEX
2022 (June - December)	—	$—	$—	4,045	$65.14
2023	—	—	—	2,490	76.55
Total Crude Oil	—			6,535

Natural Gas
NYMEX
2022 (June - December)	4,155	3.04	3.85	14,715	3.29
2023	422	3.11	4.00	7,083	3.24
	4,577			21,798
Basis Protection - Natural Gas
CIG
2022 (June - December)				5,250	0.27
2023				3,180	0.35
Total Basis Protection - Natural Gas				8,430

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date that this Current Report on Form 8-K is required to be filed.

(c) Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

10.1	Registration Rights Agreement, dated May 6, 2022, by and among PDC Energy, Inc. and each of the other parties listed on the signature pages attached thereto.
99.1	Press Release, dated May 6, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2022

PDC ENERGY, INC.
By:	/s/ Nicole Martinet
Name:	Nicole Martinet
Title:	General Counsel, Senior Vice President and Corporate Secretary